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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: July 16, 2003

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer ID. Number
1-14514	Consolidated Edison, Inc. 4 Irving Place, New York, New York 10003 (212) 460-4600	New York	13-3965100
1-1217	Consolidated Edison Company of New York, Inc. 4 Irving Place, New York, New York 10003 (212) 460-4600	New York	13-5009340
1-4315	Orange and Rockland Utilities, Inc. One Blue Hill Plaza, Pearl River New York 10965 (845) 352-6000	New York	13-1727729

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

Second Quarter Financial Results

        Consolidated Edison, Inc.'s unaudited net revenues (operating revenues less purchased power, fuel and gas purchased for resale), operating income and net income for common stock for the three months ended June 30, 2003 and 2002 were as follows:

	2003	2002
	(Millions of Dollars)
Net revenues	$975	$981
Operating income	$164	$200
Net income for common stock	$66	$98

        The results for the three months ended June 30, 2003, as compared to the 2002 period, reflect lower electric deliveries related to cooler weather and a reduction in net credits for pension and other post-retirement benefits.

O&R New Jersey Electric Rate Decision

        On July 16, 2003, the New Jersey Board of Public Utilities (NJBPU) ruled upon the petitions of Rockland Electric Company (RECO), the New Jersey utility subsidiary of Orange and Rockland Utilities, Inc. (O&R), for an increase in electric rates and recovery of deferred purchased power costs. O&R is a wholly-owned subsidiary of Consolidated Edison, Inc. See "Rate and Restructuring Agreements—Electric" and "Recoverable Energy Costs" in Note A to the Con Edison and O&R financial statements in Part II, Item 8 of the combined Consolidated Edison, Inc., Consolidated Edison Company of New York, Inc. and O&R Annual Report on Form 10-K for the year ended December 31, 2002. The NJBPU ordered a $7.2 million decrease in RECO's electric base rates, effective August 2003, authorized RECO's recovery of approximately $83.4 million of previously deferred purchased power costs and associated interest and disallowed recovery of approximately $18.6 million of such costs and associated interest. The company at December 31, 2002, had accrued a reserve for most of the disallowance, and at June 30, 2003 was fully reserved for the disallowance. The NJBPU has not yet issued a written order on these rulings.

ITEM 9. REGULATION FD DISCLOSURE (INFORMATION IS BEING PROVIDED UNDER ITEM 12)

        On July 17, 2003, Consolidated Edison, Inc. issued the following press release:

Con Edison, Inc. Reports Second Quarter Earnings

Company Reaffirms 2003 Earnings Projection

        NEW YORK—Consolidated Edison, Inc. (NYSE: ED) today reported net income for common stock for the second quarter of 2003 of $66 million or 29 cents a share, compared with earnings of $98 million or 46 cents a share, for the second quarter of 2002. The company also declared a quarterly dividend of 56 cents a share on its common stock payable September 15, 2003 to stockholders of record as of August 13, 2003.

        "Our energy delivery systems continue to perform very well," said Eugene R. McGrath, Chairman and Chief Executive Officer. "Our earnings were impacted by the unseasonably cool spring weather.

We see continued growth in demand for our services, and on June 26, we set a new all-time electric peak load for that month."

        The company's net income for common stock for the first six months of 2003 was $220 million or $1.01 a share, compared with $244 million or $1.14 a share for the first six months of 2002. Net income for the 2002 period includes a one-time goodwill impairment charge of $20 million after-tax, related to certain unregulated generating assets. Excluding this non-cash charge, net income for the first six months of 2002 was $264 million or $1.24 a share.

        The company's earnings for the second quarter of 2003 were negatively affected by lower electric deliveries related to the exceptionally cool weather. For the first six months of 2003, this reduction partially offset the positive impact of increased energy sales in the first quarter, as compared with the corresponding 2002 period, related to colder than normal winter weather. In addition, earnings for both 2003 periods were impacted by a reduction in net credits for pension and other post-retirement benefits as compared with 2002.

        For the three months ended June 30, 2003, amounts of electricity, gas and steam delivered by Con Edison of New York, after adjusting for variations in weather and billing days in the period increased 0.3 percent, 0.5 percent and 1.3 percent, respectively, as compared to the 2002 period.

        For the first six months of 2003, amounts of electricity, gas and steam delivered by Con Edison of New York, after adjusting for variations in weather and billing days in the period, increased 1.7 percent, 2.3 percent and 1.0 percent, respectively, as compared to the 2002 period.

        For the full year 2003, the company reaffirms its previous forecast of earnings in the range of $2.82 to $2.97 per share.

        The following table represents an analysis of the major factors affecting earnings per share for the second quarter of 2003 compared with 2002:

2nd Quarter 2003 Compared With 2002	Earnings Per Share ($)
Con Edison of New York:
Impact of weather in 2003 on net revenues versus 2002 (estimated)	$(0.06)
Sales growth from factors other than weather (estimated)	0.03
Reduced net credit for pensions & other post-retirement benefits	(0.08)
Higher depreciation and property tax expense	(0.03)
Other	(0.02)

Total Con Edison of New York	(0.16)
Orange & Rockland Utilities	(0.02)
Unregulated subsidiaries and parent company	0.01

Total	$(0.17)

        The following table represents an analysis of the major factors affecting earnings per share for year-to-date 2003 compared with 2002:

Year-to-Date 2003 Compared With 2002	Earnings Per Share ($)
Con Edison of New York:
Impact of weather in 2003 on net revenues versus 2002 (estimated)	$0.07
Sales growth from factors other than weather (estimated)	0.08
Reduced net credit for pensions & other post-retirement benefits	(0.15)
Regulatory accounting/amortizations	(0.07)
Higher depreciation and property tax expense	(0.06)
Amortization of divestiture gain in the first quarter of 2002	(0.06)
Other	(0.04)

Total Con Edison of New York	(0.23)
Orange & Rockland Utilities	—
Unregulated subsidiaries and parent company	—
Cumulative effect of change in accounting principle for goodwill impairment in 2002	0.10

Total	$(0.13)

        During the second quarter of 2003, the company issued 9,570,000 shares of common stock under a public offering, resulting in net proceeds of $378 million.

        The press release contains forward-looking statements of future expectations. Actual results might differ materially from those projected because of factors such as those identified in reports the company has filed with the Securities and Exchange Commission.

        Consolidated Edison, Inc. is one of the nation's largest investor-owned energy companies, with $9 billion in annual revenues and approximately $19 billion in assets. The company provides a wide range of energy-related products and services to its customers through its six subsidiaries: Consolidated Edison Company of New York, Inc., a regulated utility providing electric, gas, and steam service in New York City and Westchester County, New York; Orange and Rockland Utilities, Inc., a regulated utility serving customers in a 1,350 square mile area in southeastern New York state and adjacent sections of northern New Jersey and northeastern Pennsylvania; Con Edison Solutions, a retail energy services company; Con Edison Energy, a wholesale energy supply company; Con Edison Development, an infrastructure development company; and Con Edison Communications, a telecommunications infrastructure company and service provider.

CONSOLIDATED EDISON, INC.

CONSOLIDATED INCOME STATEMENT

FOR THE THREE MONTHS ENDED JUNE 30, 2003 AND 2002
(Unaudited)

	2003	2002
	(Millions of Dollars)
Operating revenues
Electric	$1,561	$1,400
Gas	326	242
Steam	96	71
Non-utility	192	136

Total operating revenues	2,175	1,849

Operating expenses
Purchased power	906	702
Fuel	102	47
Gas purchased for resale	192	119
Other operations	279	231
Maintenance	91	99
Depreciation and amortization	130	121
Taxes, other than income tax	270	269
Income tax	41	61

Total operating expenses	2,011	1,649

Operating income	164	200
Other income (deductions)
Investment income	2	—
Allowance for equity funds used during construction	4	2
Other income	6	8
Other Income deductions	(5)	(6)
Income tax	2	2

Total other income (deductions)	9	6

Income before interest charges	173	206
Interest on long-term debt	99	99
Other interest	8	8
Allowance for borrowed funds used during construction	(3)	(2)

Net interest charges	104	105

Preferred stock dividend requirements	3	3

Net income for common stock	66	98

Earnings per common share—Basic	$0.29	$0.46
Earnings per common share—Diluted	$0.29	$0.46
Average number of shares outstanding—Basic (in Millions)	219.3	212.8
Average number of shares outstanding—Diluted (in Millions)	220.3	213.9
Consolidated Edison, Inc. utility sales
Electric (thousands of kilowatthours)
Total energy delivered in service areas	13,320,730	13,717,590
Gas (dekatherms)
Firm sales and transportation	24,568,979	22,162,986
Off-system sales	339,201	2,666,228
Steam (thousands of pounds)	4,435,485	4,481,538

CONSOLIDATED EDISON, INC.

CONSOLIDATED INCOME STATEMENT

FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002
(Unaudited)

	2003	2002
	(Millions of Dollars)
Operating revenues
Electric	$3,054	$2,701
Gas	946	716
Steam	334	212
Non-utility	412	276

Total operating revenues	4,746	3,905

Operating expenses
Purchased power	1,770	1,370
Fuel	287	112
Gas purchased for resale	556	350
Other operations	575	468
Maintenance	184	198
Depreciation and amortization	259	243
Taxes, other than income tax	554	536
Income tax	141	170

Total operating expenses	4,326	3,447

Operating income	420	458
Other income (deductions)
Investment income	2	1
Allowance for equity funds used during construction	6	6
Other income	12	15
Other Income deductions	(8)	(15)
Income tax	3	16

Total other income (deductions)	15	23

Income before interest charges	435	481
Interest on long-term debt	198	193
Other interest	16	19
Allowance for borrowed funds used during construction	(5)	(2)

Net interest charges	209	210

Preferred stock dividend requirements	6	7

Net income before cumulative effect of a change in accounting principle	220	264
Cumulative effect of a change in accounting principle (net of income tax of $14 million)	—	20

Net income for common stock	220	244

Earnings per common share—Basic
Before cumulative effect of a change in accounting principle	$1.01	$1.24
Cumulative effect of a change in accounting principle	$—	$0.10
After cumulative effect of a change in accounting principle	$1.01	$1.14
Earnings per common share—Diluted
Before cumulative effect of a change in accounting principle	$1.01	$1.24
Cumulative effect of a change in accounting principle	$—	$0.10
After cumulative effect of a change in accounting principle	$1.01	$1.14
Average number of shares outstanding—Basic (in Millions)	217.1	212.5
Average number of shares outstanding—Diluted (in Millions)	218.0	213.7
Consolidated Edison, Inc. utility sales
Electric (thousands of kilowatthours)
Total energy delivered in service areas	27,814,643	27,246,570
Gas (dekatherms)
Firm sales and transportation	83,951,874	68,416,623
Off-system sales	597,640	8,969,853
Steam (thousands of pounds)	15,107,574	12,417,347

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.
CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
ORANGE AND ROCKLAND UTILITIES, INC.
By	/s/ EDWARD J. RASMUSSEN Edward J. Rasmussen Vice President and Controller

DATE: July 17, 2003

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INFORMATION TO BE INCLUDED IN THE REPORT
Con Edison, Inc. Reports Second Quarter Earnings
Company Reaffirms 2003 Earnings Projection
CONSOLIDATED EDISON, INC. CONSOLIDATED INCOME STATEMENT FOR THE THREE MONTHS ENDED JUNE 30, 2003 AND 2002 (Unaudited)
CONSOLIDATED EDISON, INC. CONSOLIDATED INCOME STATEMENT FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002 (Unaudited)
SIGNATURE